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EXHIBIT 10.2      EMPLOYMENT AGREEMENT WITH KEITH COMPANY

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (hereinafter "Agreement") is entered into between View Systems, Inc., whose principal place of business is 9693 Gerwig Lane, Suite O, Columbia, Maryland 21046, fax (410) 290-5917 ("Employer") and Keith Company, 26953 Caicos Court, Murrieta California 92563 ("Employee").

         In consideration of the employment of Employee by Employer, Employer and Employee agree as follows:

1.       EMPLOYMENT, COMPLETE AGREEMENT, AND MODIFICATION

         Commencing April 1, 2000, Employer agrees to employ and continue to employ Employee and Employee agrees to be employed by Employer on the terms and conditions set forth herein. This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed both by Employer and Employee.


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2.       DUTIES

         Employee shall perform any and all duties now and hereafter assigned to Employee by Employer, or performed by Employee whether or not assigned to Employee. Specifically, Employee will develop a dealers network and ensure equitable pricing and service practices, identify and sign up product resellers and dealers, provide to your group necessary sales training and product support, provide customer service to those signed dealers, resellers and customers, develop sales representatives for regional support and sales team, distribute incentive monies through sales driven incentives, and promote View Systems (collectively, the "Servces"). Employee agrees to abide by Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

3.       COMPENSATION.

                  (a) MONTHLY CASH PAYMENTS. Employer will pay Employee for his Services the monthly amount of $4,000 per month. This fee shall be payable monthly, on the first day of the month for which the services are to be provided, and shall be subject to periodic review and adjustment by the Employer. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Employee has not yet been paid and also for other payment provided under this Agreement.

                  (b) INCENTIVE BONUS. If Employee procures sales totaling $1,000,000 at any time during a complete year of service, Employee shall be entitled to a bonus payment of $20,000 (2% of invoiced sales), which can be paid, at the sole option of the Employer, either in non-registered common stock of the Employer at an exchange price equal to the trading price of the stock in the public market on the date the bonus accrues, or in cash.

                  (c) OPTIONS. Pursuant to the Stock Option Plan that is adopted by Employer, Employee shall be granted non-qualified options to purchase shares of Employer Common Stock, such Options to accrue and to be granted in the event that Employee is employed and according to the following schedule. This schedule shall be monthly grants of options to purchase 4,000 shares of Employer's common stock, with such service deemed to have begun on April 1, 2000. The options issued under the Employer's Stock Option Plan (beginning March 1, 2000) shall have a strike or exercise price of $.01 per share. These options are available for the first three months of employment.

         4. COMMISSIONS. In addition to payments as provided in paragraph 3 above, Employer shall be paid commission on sales as provided in this paragraph.

         For purposes of this Agreement:

                  (i) "New Business" shall mean actual sales of Product for which a purchase order is submitted by the Employee for sale to a


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customer, value added reseller, OEM or other strategic partner or account, provided that (A) the Product being ordered is not the subject of a previous purchase order or contract for such customer, and (B) the ordering customer has not ordered or received any Product as a direct result of efforts of other representatives of Employer.

                           (ii) "Invoiced Price" shall mean the net invoiced
price for the Products delivered to the customer, as

reflected in the Employer's invoice rendered to the customer, after deduction of all trade discounts, freight and transportation charges or transportation allowances, all sales and other taxes, C.O.D. charges, insurance and similar costs and charges. The Invoiced Price for the Products shall not include any invoiced charges for services or set-up charges rendered by the Employer or others, or any invoiced amounts for any samples, development work and engineering which may be required and paid for by the customer.

                  (a) Subject to subsection (c) hereof, the Employee shall be entitled to receive commissions based on the Invoiced Price of deliveries by the Employer during the term of this Agreement of Products constituting New Business which are sold to customers pursuant to purchase orders submitted by the Employee and for which the Employer actually receives payment. The amount of the commissions shall be: (i) with respect to sales at list price and shipments by the Employer to an end user of such product; and (ii) with respect to shipments by the Employer to OEMs, value added resellers and customers to whom the Employer sells its products at a discount to list will be paid at 4 % of the Invoiced Price. Additionally, a 2% commission will be paid on the Invoiced Sale Price on accounts that are managed by Employee at Employer's discretion and fall within the Employee's regional sales territory, excluding corporate OEM's and preferred partners, for all other accounts a negotiated percentage will be agreed upon by Employer and Employee.

                  (b) The Employer shall have the right to deduct from or charge back against the Employee's commission account the amount of any commissions credited or paid to the Employee in respect of Products which have been returned by a customer, any allowance credited to a customer for any reason and all allowable deductions made by a customer when remitting payment, such as for adjustments, discounts and credits. The Employer shall have the right to charge back against the Employee's commission account a pro rata amount of any commissions already credited or paid to the Employee when final settlement is made or completed with a customer on other than a full payment basis. Any such settlement shall be made at the sole discretion of the Employer. The Employer shall have the right to deduct from or charge back against the Employee's commission account a pro rata amount of any commissions previously paid or credited to the Employee on shipments for which the Employer shall not have been fully paid by the customer in accordance with the payment terms applicable to the order, regardless of the reason for such non-payment. If any such sums are realized at a later date upon said accounts, the Employer will pay the Employee its percentage of commission applicable to the original sale on the net proceeds of such subsequent collection.

                  (c) Commissions shall be payable within 20 days after the end of each month in which the Employer receives payment of any invoice in respect of which the Employee is entitled to a commission pursuant to


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Section 4(b) above. The Employee shall not be entitled to any advance payments.

                  (d) The Employer will furnish the Employee, on a monthly basis, a statement showing the Invoiced Price of shipments to Employer's customers during the preceding calendar month, the computation of credits and deductions to the Employee's account and the net balance due.

         5. TERMINATION OF EMPLOYMENT

         This is an at will employment. Employer may terminate Employee at any time with or without cause. Employee may terminate Employee's employment at any time with or without cause. Employer shall provide Employee either thirty (30) days prior written notice of termination or severance pay in an amount equal to Employee's salary on date of termination for thirty (30) days. Employee shall provide Employer thirty (30) days prior written notice of his or her termination.

         6. DUTY TO DEVOTE FULL TIME AND TO AVOID CONFLICT OF INTEREST

         Employee agrees that during the period of employment, Employee shall devote full-time efforts to his or her duties as an employee of Employer. During the period of employment, Employee further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of Employer; and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interest of Employer.

         7. INFORMATION DISCLOSED REMAINS PROPERTY OF EMPLOYER

         All ideas, concepts, information, and written material disclosed to Employee by Employer, or acquired from a customer or prospective customer of Employer, are and shall remain the sole and exclusive property and proprietary information of Employer or such customers, and are disclosed in confidence by Employer or permitted to be acquired from such customers in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of Employer's business.

         8. CONFIDENTIALITY

         (a) Definition. During the term of employment with Employer, Employee will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by Employer and which are used in the operation of Employer's business. "Trade secrets and other proprietary and confidential information" consists of the names of the Employer's customers and resellers and the nature of the Employer's relationships with such customers and resellers; the designs, component costs of, and suppliers to Employer's security and surveillance systems that it has developed or is in the process of developing: the developments, improvements and inventions that are or may be produced in the course of the Employer's operations; the business of the Employer's customers (and resellers) and potential customers (and resellers) which submit private material to the Employer for handling and processing; the suppliers of any of the components for Company's Computer Systems and


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the costs of these components; or any other information, not generally known, concerning the Company or its operations, products, personnel or business, acquired, disclosed, or made known to you while in the employ of the Company, which , is used or disclosed, could with reasonable possibility, materially and adversely affect the business of the Company, or accord to a competitor of the Company a materialized competitive advantage.

         (a) No Disclosure. Employee shall not disclose or use in any manner, directly or indirectly, any such trade secrets and other proprietary and confidential information either during the term of this Agreement or at any time thereafter, except as required in the course of employment with Employer. Employee shall use his best efforts in complying with this obligation.

         7. RETURN OF MATERIAL

         Employee agrees that, upon request of Employer or upon termination of employment, Employee shall turn over to Employer all documents, disks or other computer media, or other material in his or her possession or under his or her control that (i) may contain or be derived from ideas, concepts, Creations, or trade secrets and other proprietary and confidential information as set forth, or (ii) are connected with or derived from Employee's services to Employer.

         8. COVENANT NOT TO COMPETE

         a. RESTRICTION. Employee agrees that he or she will not, during the course of employment or for a period of twelve (12) months commencing upon the expiration of employment, voluntarily or involuntarily, directly or indirectly, anywhere in California, Oregon or Washington, assist others to develop, sell and market digital video security and surveillance systems substantially similar to the systems and products that are produced (or are in the process of development) by View Systems, Inc. or its subsidiaries or affiliates, at the time Employee terminates employment with Employer. This restriction shall apply, without limitation, to any and all systems Employer or the corporate subsidiaries that it controls have developed or are in the process of developing.

         b. EMPLOYEE'S ACKNOWLEDGEMENTS AND AGREEMENTS. Employee acknowledges and agrees that Employer is primarily engaged in the business of digital imaging systems for video security and surveillance. Employee further acknowledges and agrees to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time, which is a part of said covenant. Employee also acknowledges and agrees that this covenant will not preclude Employee from becoming gainfully employed following termination of employment with Employer.

         9. INDUCING EMPLOYEES TO LEAVE EMPLOYER; EMPLOYMENT OF EMPLOYEES

         Any attempt on the part of Employee to induce others to leave Employer's employ, or the employee of Employer's subsidiaries or corporate affiliates, or any effort by Employee to interfere with Employer's relationship with its other employees would be harmful and damaging to Employer. Employee agrees that during the term of


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employment and for a period of eighteen (18) months thereafter, Employee will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Employer (or its subsidiaries, corporate affiliates) to quit employment with Employer (or its subsidiaries, corporate affiliates); (ii) otherwise interfere with or disrupt Employer's (or Employer's subsidiaries, corporate affiliates) relationship with its employees'; (iii) solicit, entice, or hire away any Employee of Employer (or Employer's subsidiaries, affiliates); or (iv) hire or engage any employee of Employer (and its subsidiaries, affiliates) or any former employee of Employer (and its subsidiaries, affiliates) whose employment with Employer ceased less than one (1) year before the date of such hiring or engagement.

         10. NONSOLICITATION OF BUSINESS

         For a period of twelve (12) months from the date of termination of employment, Employee will not divert or attempt to divert from Employer (or its subsidiaries, corporate affiliates) any business Employer (or its subsidiaries, corporate affiliates) had enjoyed or solicited from its customers during the eighteen (18) months prior to termination of his or her employment.

         11. REMEDIES - INJUNCTION

         In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that Employer--in addition to and not in limitation of any other rights, remedies, or damages available to Employer at law or in equity shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with Employee.

         12. SEVERABILITY

         In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provisions relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.

         13. GOVERNING LAW

         This Agreement shall be construed and enforced according to the laws of the State of Maryland.

         14. AGREEMENT READ, UNDERSTOOD, AND FAIR

         Employee has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair


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and reasonable and are reasonably required for the protection of the interest of
Employer.


EMPLOYER:                                            EMPLOYEE:



________________________________    __________________________________________
Signature                           Signature

Gunther Than                        Keith Company
CEO, View Systems, Inc.



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Date                                Date